UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2005

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(Date of earliest event reported)

ROYCE BIOMEDICAL, INC.

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(Exact name of registrant as specified in its charter)

            Nevada                   000-29895                98-0206542

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(State or other jurisdiction of      Commission            (I.R.S. Employer

incorporation or organization)       File Number          Identification No.)

433 Town Center Suite 316

Corte Madera, CA 94925

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(Address of principal offices, including Zip Code)

(415) 738-8887

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(Registrant's telephone number, including area code)

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(Former name or Former Address, if Changed Since Last Report)

Item 4.01  Changes in Registrant’s Certifying Accountant

On September 6, 2005, DeVisser Gray Chartered Accountants resigned as the Company’s independent registered public accounting firm.

DeVisser Gray Chartered audited the Company’s financial statements for the fiscal year ended June 30, 2004.  DeVisser Gray’s report on our financial statements for the year ended June 30, 2004 (“Audit Period”) did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph discussing the Company’s inability to continue as a going concern. During the Audit Period, and through September 6, 2005, there were no disagreements with DeVisser Gray on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure,  which disagreements, if not resolved to the satisfaction of Devisser Gray, would have caused it to make reference to the subject matter of the disagreements in connection with its  report, and there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.

We have provided a copy of this disclosure to DeVisser Gray and have requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made herein, and, if not, stating the respects in which they do not agree as required pursuant to Item 304(a)(3). A copy of the letter, dated September 7, 2005, is attached hereto as Exhibit 16.2.

The Company’s financial statements for the year ended June 30, 2003 were audited by Cinnamon Jang Willoughby & Company and did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  The change in our certifying accountant was reported in our Report on Form 10-KSB for the year ended June 30, 2004 as filed with the Securities and Exchange Commission on September 30, 2004 and is included herein by reference.

Item 9.01  Financial Statements and Exhibits

(a) Exhibits

16.2 Letter from DeVisser Gray Chartered Accountants

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Royce Biomedical, Inc.

By: /s/ Joseph C. Sienkiewicz

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    Joseph C. Sienkiewicz, Secretary

Date:  September 8, 2005